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                                                                  EXHIBIT 1.1


                               JAMESON INNS, INC.

                    9.25% Series A Cumulative Preferred Stock

                             UNDERWRITING AGREEMENT


                                                               March 12, 1998

MORGAN KEEGAN & COMPANY, INC.
CIBC OPPENHEIMER CORP.
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee  38103

Dear Sirs:

         Jameson Inns, Inc., a Georgia corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (collectively, the "Underwriters") an aggregate of 1,200,000 shares of 9.25% Series A Cumulative Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company (the "Shares"). The Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such Underwriter. For purposes of this Agreement, unless the context requires to the contrary, the term "Company" shall also include Jameson Alabama, Inc., an Alabama corporation, Jameson Properties of Tennessee, L.P., a Tennessee limited partnership, and Jameson Properties, LLC, a Georgia limited liability company.

         The Company currently owns 65 hotels as described in the Prospectus (individually, a "Hotel" and collectively, the "Hotels") and is currently developing 11 hotels as described in the prospectus (individually, a "Development Hotel" and, collectively, the "Development Hotels"). The Company leases the Hotels to Jameson Operating Company, LLC (the "Lessee"), a Georgia limited liability company wholly owned by Thomas W. Kitchin and his spouse, pursuant to Master Leases, as amended and substantially similar in form (collectively referred to herein as the "Lease"). The Company will lease Development Hotels to the Lessee pursuant to the Lease. Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement.

         Section 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-20143) with respect to the Shares, including a prospectus subject to completion relating to the Shares, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been


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         filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. Such registration statement and any post-effective amendments thereto have become effective under the 1933 Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the 1933 Act, a prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the 1933 Act.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement (including all financial schedules and exhibits) at the time such registration statement became effective and shall also mean such registration statement as so amended; provided, however, that such term shall also include all documents (or portions thereof) incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares under Rule 415 of the 1933 Act dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). The term "Prepricing Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion included in the registration statement as filed with the Commission pursuant to Rule 424(b) under the 1933 Act and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of the Registration Statement, such Prepricing Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. For purposes of the preceding sentence, any reference to the "effective date" of an amendment to a registration statement shall, if such amendment is effective by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission. As used herein, any reference to any statement or information as being "made," "included," "disclosed," or "set forth" in any Prepricing Prospectus Supplement, a Prospectus or any

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         amendment or supplement thereto, or the Registration Statement or any amendment thereto (or other similar references) shall refer both to information and statements actually appearing in such document as well as information and statements incorporated by reference therein.

                  (b) No order preventing or suspending the use of any Prepricing Prospectus Supplement has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Prepricing Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement.

                  (c) When any Prepricing Prospectus Supplement was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and at the Closing Time or Date of Delivery (as hereinafter defined) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Time or Date of Delivery (as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph (c) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement.

                  (d) The financial statements of the Company and the Lessee together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company

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         and the Lessee as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the Company and the Lessee, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14"), if any, have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act Regulations.

                  (e) Ernst & Young LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia. Other than Jameson Alabama, Inc., an Alabama corporation, Jameson Properties of Tennessee, L.P., a Tennessee limited partnership, and Jameson Properties, LLC, a Georgia limited liability company, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. Each of the Company's subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Lessee, a Georgia limited liability company which is lessee of each Hotel owned by the Company, has been duly formed and is validly existing as a limited liability company in

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         good standing under the laws of the State of Georgia. The Lessee is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it is acting as lessee of a Hotel), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Lessee or the Company. Each of the Company and the Lessee has all requisite corporate or limited liability company power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate their respective assets and properties and conduct their respective businesses as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus; except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

                  (g) The Company owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights (collectively, the "Intangibles") necessary for the conduct of its business as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus. The Lessee owns the trademark "The Jameson Inn," and the Company has an enforceable option to purchase such trademark for $25,000 subject to the terms and provisions of such option. Neither the Company nor the Lessee has infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person, that will have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Lessee and the Company does not know of any basis therefor.

                  (h) The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 1(d) or are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being owned by the Company and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties,

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         business, results of operations, prospects or condition (financial or otherwise) of the Company.

                  (i) The Company has good and marketable title to, or leasehold interests in, all properties and assets (including, without limitation, mortgaged assets) as described in the Registration Statement and the Prospectus or any document incorporated by reference therein, owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or any document incorporated by reference therein, or are not material in relation to the business of the Company; no lessee under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties owned by the Company complies in all material respects with all applicable codes and zoning laws and regulations; neither the Company nor the Lessee has any knowledge of any pending or threatened condemnation or zoning change that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the properties owned by the Company, which would have a material adverse effect upon the proposed use of such property as a limited service inn; and neither the Company nor the Lessee has any knowledge of any pending or threatened proceeding or action that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties owned by the Company.

                  (j) Title insurance in favor of the mortgagee and the Company is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of (i) the cost of acquisition of such property or (ii) the cost of construction of the improvements located on such property (measured at the time of such construction).

                  (k) The mortgages and deeds of trust encumbering the properties and assets described or incorporated by reference in the Registration Statement and the Prospectus are not convertible into shares of Common Stock or other equity interest in the Company nor does the Company hold a participating interest therein.

                  (l) In the event of the purchase by the Company of the parcels of property to be purchased by it pursuant to any purchase agreements, contracts and letters of intent referred to in the Registration Statement and Prospectus relating to sites for additional hotels (the "Property Purchase Agreements"), the Company will receive good and marketable title to all such parcels of property (the "Proposed Acquisitions"), in each case free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects, other than those that would not be material in relation to the business of the Company. To the best knowledge of the Company: (i) the intended use and occupancy of each of the Proposed Acquisitions complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the ability of the Company to develop, construct and own a hotel on such

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         parcel of property and lease it to the Lessee; and (ii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Proposed Acquisitions.

                  (m) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's or the Lessee's best knowledge, threatened (and neither the Company nor the Lessee knows of any basis therefor) against, or involving the assets, properties or businesses of the Company or the Lessee which would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

                  (n) Except as disclosed in the Registration Statement or the Prospectus or any document incorporated by reference therein, (i) there is not present on any of the properties owned by the Company or the Proposed Acquisitions any hazardous substances, hazardous materials, toxic substances, asbestos or waste materials (collectively, "Hazardous Materials"), (ii) there has not occurred or is not presently occurring from any of such properties any unlawful spills, releases, discharges or disposal of Hazardous Materials, and (iii) all such properties are in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the earnings, business, results of operations, prospects or condition (financial or otherwise) of the Company. Except for those properties set forth on Schedule B, the Company has caused Phase I Environmental Surveys to be completed with respect to each of the properties owned by the Company and the Proposed Acquisitions and has delivered copies of all such Environmental Surveys to the Underwriters.

                  (o) The Company will obtain and maintain title insurance in favor of the Company on each of the Proposed Acquisitions, when and if consummated, not later than the time that financing for the construction of a hotel thereon is obtained, in an amount at least equal to the cost of the acquisition of such property.

                  (p) Each of the Company and the Lessee maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the best of the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.


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                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) since the date of the latest balance sheet, included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, the Company has not undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business; and (iv) there has not been any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

                  (r) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each mortgage, line of credit agreement, loan agreement, guarantee, employee leasing agreement, property management agreement, franchise agreement, cost reimbursement agreement, employment contract, stock option agreement, warrant agreement, registration rights agreement, leasing agreement, construction contract, purchase agreement and all other agreements of the Company and the Lessee described in the Registration Statement or the Prospectus or incorporated by reference therein or listed as exhibits to the Registration Statement are in full force and effect and are valid and enforceable by and against the Company or the Lessee, as the case may be, in accordance with their terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company or the Lessee, nor to the best of the Company's and the Lessee's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Lessee, as the case may be, of any other agreement or instrument to which the Company or the Lessee is a party or by which they or their properties or businesses may be bound or affected, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

                  (s) Neither the Company nor the Lessee is in violation of any term or provision of their respective charter, by-laws or operating agreement, as applicable, or of any franchise,

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         license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

                  (t) Neither the execution, delivery and performance of this Agreement by the Company or the Lessee nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Lessee is a party or by which either is bound, or any other respective properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or the Lessee or violate any provision of the charter, by-laws or operating agreement of the Company or the Lessee, as applicable, except for such consents or waivers which have already been obtained and are in full force and effect.

                  (u) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus Supplement. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The Common Stock and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business including, without limitation, debt financing to acquire properties and to construct hotels thereon, (ii) entered into any transaction not in the ordinary course of business or
         (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

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




                  (w) No holder of any security of the Company has the right which has not been waived to have any security owned by such holder included in the Registration Statement or any right to demand registration of any security owned by such holder during the period ending 45 days after the date of this Agreement.

                  (x) All necessary corporate or limited liability company action has been duly and validly taken by the Company and the Lessee to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Lessee and constitutes and will constitute the legal, valid and binding obligations of the Company and the Lessee enforceable against the Company and the Lessee in accordance with its terms. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Lessee of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Shares by the Company (except such as may be required under the 1933 Act or such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the Nasdaq National Market, if any) has been obtained or made and is in full force and effect.

                  (y) The amendment to the Company's Articles of Incorporation creating the Preferred Stock and designating the rights, preferences and restrictions thereof (the "Designating Amendment") has been duly and validly authorized by all necessary corporate action on behalf of the Company.

                  (z) The Preferred Stock is registered pursuant to Section 12(g) of the Exchange Act and the Shares have been approved for trading on the Nasdaq National Market.

                  (aa) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

                  (bb) Neither the Company nor the Lessee is involved in any labor dispute nor, to the knowledge of the Company or the Lessee, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

                  (cc) The Company and the Lessee are conducting their respective businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising,

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         franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                  (dd) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (ee) Neither the Company nor the Lessee has taken, nor will either take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of any of the Shares.

                  (ff) The Company and the Lessee have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (and will file all such tax returns when and as required to be filed after the date hereof), or have received extensions thereof, and have paid all taxes shown on such returns to be due on or prior to the date hereof (and will pay all taxes shown on such returns to be due after the date hereof) and all assessments received by it to the extent that the same are material and have become due.

                  (gg) The Lease has been duly authorized, executed and delivered by the Company and the Lessee and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                  (hh) The execution, delivery and performance of each of the Property Purchase Agreements (other than any letters of intent) and the consummation of the transactions contemplated therein have been duly authorized by all necessary action, and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance under any property or assets of the Company, nor will such action result in a violation of the Company's charter, by-laws, or any applicable law, administrative regulation or administrative or court decree.

                  (ii) The Company has met the qualification requirements for a "real estate investment trust" during its taxable years ending on or after December 31, 1994 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), assuming no change in the applicable underlying law. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a "real estate investment trust" at any time.

                  (jj) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (kk) To the best of the Company's knowledge, the Company's and the Lessee's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge, neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                  (ll) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

                  (mm) The conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

                  Any certificate signed by any officer of the Company on behalf of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         Section 2.  Sale and Delivery of the Shares to the Underwriters;
         Closing.

                  (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Shares set forth opposite the name of such Underwriter in Schedule A (the proportion which each Underwriter's share of the total number of the Shares bears to the total number of Shares is hereinafter referred to as such Underwriter's "underwriting obligation proportion"), at a purchase price of $24.03125 per share.

                  (b) Payment of the purchase price for and delivery of certificates in definitive form representing the Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m., either (i) on the third business day after the execution of this Agreement, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to the term hereof), (such date and time of payment and delivery being herein called the "Closing Time"). Payment for the Shares shall be made to the Company by wire transfer in same-day funds against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

                  (c) The certificates representing the Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates representing the Shares will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 10:00 a.m. at least one full business day prior to the Closing Time or the Date of Delivery as the case may be.

                  (d) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Prospectus, but after the initial public offering of such Shares you may in your discretion vary the public offering price.

         Section 3. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

                  (a) To file with the Secretary of State of Georgia and cause to become effective prior to the Closing Time the Designating Amendment in such form as has been approved by the Underwriters and their counsel.

                  (b) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering, sale and distribution of the Shares. The Company will notify you immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement to the Prospectus if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall object to such amendment or supplement.

                  (d) The Company has furnished or will furnish to you, at its expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement became effective, including all documents or information incorporated by reference therein, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits but including all documents or information incorporated by reference therein).

                  (e) The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of the Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, at the Company's expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the Exchange Act or the respective rules and regulations thereunder, the Company will notify you and upon your request prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or an amendment or supplement to any such incorporated document which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

                  (f) The Company will use its best efforts to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                  (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

                  (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (i) The Company will make available to its security holders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of five years after the date hereof, the Company will furnish to you (i) concurrently with furnishing such reports to its security holders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's security holders; (ii) concurrently with furnishing to its security holders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of security holders' equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to security holders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"); (v) every material press release in respect of the Company or its affairs which is released by the Company; and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                  (j) For a period of 90 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Preferred Stock or securities convertible into Preferred Stock, other than to the Underwriters pursuant to this Agreement.

                  (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Preferred Stock.

                  (l) The Company will have the Shares approved for trading on the Nasdaq National Market and will use its best efforts to maintain the listing of the Preferred Stock on the Nasdaq National Market.

                  (m) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (n) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                  (o) If at any time during the 30-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Preferred Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (p) The Company will use its best efforts to continue to meet the requirements for qualification as a real estate investment trust under the Code.

         Section 4. Payment of Expenses. The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for the Underwriters, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any Prepricing Prospectus Supplement and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters), (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities and real estate syndication laws in accordance with Section 3(f) of this Agreement, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memoranda, (f) all costs, fees and expenses in connection with the approval of the Shares for trading on the Nasdaq National Market, (g) filing fees relating to the review of the offering by the NASD, (h) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement, (i) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public, and (j) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications.

         If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied, because of any termination pursuant to
Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares; provided, however, the Company's reimbursements obligation pursuant hereto shall be limited to $100,000 in the event the sale of the Shares provided for herein is not consummated because of a termination pursuant to Section 8(b)(iii), (iv), (v), (vi), or (vii).

         Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., on the first business day following the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the 1933 Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) The Designating Amendment shall have been filed with the Secretary of State of Georgia and become effective.

                  (c) At the Closing Time, you shall have received a favorable opinion of Conner & Winters, A Professional Corporation, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; to the best of such counsel's knowledge, the Company has no subsidiary or subsidiaries (other than Jameson Alabama, Inc., Jameson Properties, LLC and Jameson Properties of Tennessee, L.P.) and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization; and the Company has all requisite corporate power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

                           (ii) The Lessee has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Georgia; the Lessee is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its businesses makes such qualification necessary (including every jurisdiction in which it is acting as lessee of a Hotel), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Lessee; and the Lessee has all requisite power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

                           (iii) The Company has authorized, issued and
                  outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus Supplement; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued; and all of the outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, any share of capital stock, of the Company or any security convertible into or exercisable or exchangeable for, capital stock of the Company. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

                           (iv) The information set forth under the captions "Articles of Incorporation and Bylaw Provisions," "Restrictions on Transfer" and "Description of Series A Preferred Stock" in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters, documents, or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents the information called for by the 1933 Act and the 1933 Act Regulations.

                           (v) The descriptions contained or incorporated by reference in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate, and insofar as such statements constitute a summary of documents referred to therein, matters of law or legal conclusions, are fair summaries of the material provisions thereof and accurately present the information required with respect to such documents and matters. All statutes, legal or governmental proceedings, and all agreements and other documents required to be described in the Registration Statement (or incorporated by reference therein) have been so described. All agreements and other documents known to such counsel to be required to be filed as exhibits to the Registration Statement have been so filed or incorporated by reference therein.

                           (vi) All necessary corporate or limited liability company action has been duly and validly taken by the Company and the Lessee, as applicable, to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly executed and delivered by the Company and the Lessee and constitutes the legal, valid and binding obligation of the Company and the Lessee enforceable in accordance with its terms.

                           (vii) The Designating Amendment has been approved by all necessary corporate action on behalf of the Company, has been duly executed on behalf of the Company and has been duly filed with the Secretary of State of the State of Georgia. No other filing, consent, approval, authorization, order, license, certificate, permit, registration, designation or filing with any such court or governmental agency or body is required for the valid authorization, issue, delivery and sale of the Shares or the consummation by the Company or the Lessee of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (viii) Neither the execution, delivery and
                  performance of this Agreement by the Company and the Lessee nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, note, franchise, license, permit or other agreement or instrument known to such counsel and to which the Company or the Lessee is a party or by which they or any of their respective properties or businesses are bound, or any judgment, decree, order, statute, rule or regulation or violate any provision of the charter, by-laws or operating agreement of the Company or the Lessee, as applicable.

                           (ix) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance by the Company of any term, covenant or condition of any agreement, instrument or other document to which the Company is a party or by which its assets or properties or businesses are bound or affected.

                           (x) To the best of such counsel's knowledge, neither the Company nor the Lessee is in violation of any term or provision of its charter, by-laws or operating agreement, as applicable, and neither the Company nor the Lessee is in violation of any term or provision of any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                           (xi) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is reasonably likely to have a material adverse effect upon the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                           (xii) The Registration Statement, the Prospectus, the Prepricing Prospectus Supplement, each of the documents incorporated by reference in the Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and notes and schedules and other financial and statistical information included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Exchange Act and the rules and regulations promulgated thereunder, as the case may be.

                           (xiii) The Registration Statement has become
                  effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending. The Preferred Stock has been registered pursuant to Section 12(g) of the Exchange Act, and the Shares have been approved for quotation on the Nasdaq National Market.

                           (xiv)  The Company has met the qualification
                  requirements for a "real estate investment trust" during its taxable years ending on or after December 31, 1994 and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, assuming no change in the applicable underlying law. The discussion in the Prospectus under the caption "Federal Income Tax Considerations" is accurate and complete.

                           (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xvi) The Proposed Acquisitions have been duly authorized by the Company and to the knowledge of such counsel, the Proposed Acquisitions will not violate, conflict with or constitute a breach of, or result in a default under, any provisions of the Company's charter, by-laws, or other material contracts, leases or other instruments or any applicable law, administrative regulation or administrative or court order or decree.

                           (xvii) To such counsel's knowledge, the conditions
                  for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials, and with respect to matters of Georgia Law, they may rely upon the opinion of Nelson Mullins Riley & Scarborough, L.L.P. Copies of such certificates shall be furnished to you and your counsel.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for any accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement at the time it became effective and at the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and at the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to matters of title to properties owned by the Company or as to the financial statements and schedules and other financial information included or incorporated by reference in the Registration Statement or the Prospectus).

                  (d) At the Closing Time, you shall have received a favorable opinion from King & Spalding, counsel for the Underwriters, dated as of the Closing Time, with respect to the incorporation of the Company, the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

                  (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company whether or not arising in the ordinary course of business,
         (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate executed by the President and Chief Financial Officer of the Company, dated as of the Closing Time, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act, and
         (B) they have reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (f) At the time that this Agreement is executed by the Company, you shall have received from Ernst & Young LLP a letter, dated the date hereof in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company and the other entities for which audited financial statements are included in the Registration Statement, within the meaning of the 1933 Act, the Exchange Act and the rules and regulations thereunder, and stating in effect that:

                           (i) in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Exchange Act and the rules and regulations thereunder;

                           (ii) on the basis of limited procedures (set forth in
                  detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company, responsible for financial and accounting matters, a reading of the unaudited pro forma financial statements included in the Registration Statements and the Prospectus and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) any unaudited pro forma financial
                           information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

                                    (B) at a specified date not more than five
                           days prior to the date of delivery of such letter, there was any change in the capital stock, any increase in debt and any decrease in shareholders' equity or net investment in hotel properties from that set forth in the Company's balance sheet at December 31, 1997, except as described in such letter; and

                                    (C) for the period from December 31, 1997 to
                           a specified date not more than five days prior to the date of delivery of such letter, there were any decreases in room revenues or total revenues for the Hotels, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iii) in addition to the procedures referred to in
                  clause (ii) above and the examination referred to in their reports included in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

                  (g) At the Closing Time, you shall have received from Ernst & Young a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (h) In the event that either of the letters to be delivered pursuant to subsections (f) and (g) above sets forth any such changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with Ernst & Young LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the capital stock, long-term debt, shareholders' equity or net investments in hotel properties of the Company as compared with the amounts shown in the latest consolidated audited balance sheet of the Company, or a material adverse change in revenues for the Hotels, as compared with the corresponding period of the prior year.

                  (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

                  (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                  (k) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or in the Preferred Stock on the New York Stock Exchange or American Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities in Tennessee or New York declared by either Federal or state authorities, as the case may be, or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

         Section 6.  Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in
         (A) any Prepricing Prospectus Supplement, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (iii) arise out of or are based upon the omission or alleged omission to state in any Prepricing Prospectus Supplement, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prepricing Prospectus Supplement, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; provided, further, however, that the Company shall not be liable to any Underwriter in respect of any untrue statement or alleged untrue statement or omission or alleged omission made in any Prepricing Prospectus Supplement (other than in documents, information or statements incorporated by reference therein) to the extent (i) the Prospectus (other than any documents, information or statement incorporated by reference therein) did not contain such untrue statement or alleged untrue statement or omission or alleged omission, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of the sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under
         Section 3(b), (c) and (e) hereof. In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

                  The indemnity agreement in this Section 6(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act to the same extent as such agreement applies to the Underwriters.

                  (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by such Underwriter herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus Supplement, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prepricing Prospectus Supplement, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 6(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof).

                  The indemnity agreement in this Section 6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of , each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act to the same extent as such agreement applies to the Company.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnified party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have been related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties and the person referred to in Section 6(a) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in
         Section 6(a) and 6(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 6(a) and 6(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 6(a) and 6(b).

                  (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible pro rata for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (b) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company on the one hand and the Underwriters on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this Section 6(e) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                  Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person, and with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares or termination of this Agreement.

         Section 8.  Effective Date of Agreement and Termination.

                  (a) This Agreement shall become effective immediately as to Sections 4 and 6 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 10:00 a.m., on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 10:00 a.m. on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 8, the Shares shall be deemed to have been so released upon the release of publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4 hereof.

                  (b) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) in accordance with the last paragraph of Section 5 of this Agreement, or (ii) if there has been since the respective dates as to which information is given to the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or
         (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD, or if trading

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



         generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by federal or New York or Tennessee authorities, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

                  (c) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4.
         Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

         Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares that it or they have obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 36 hour period, then:

                  (a) If the aggregate number of Shares which are Defaulted Securities does not exceed 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters, and

                  (b) If the aggregate number of Shares which are Defaulted Securities exceeds 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees to promptly to file

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



any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9.

         Section 10. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the aggregate number of Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Section 6 shall remain in effect.

         No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect to such default.

         Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: Mr. Randolph C. Coley (with a copy sent in the same manner to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Mr. Alan J. Prince); and notices to the Company shall be directed to it at Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, Attention: Mr. Thomas W. Kitchin (with a copy sent in the same manner to Conner & Winters, A Professional Corporation, 3700 First Place Tower, Tulsa, Oklahoma, 74103, Attention: Mr. Lynwood R. Moore, Jr.).

         Section 12. Parties. This Agreement is made solely for the benefit of and is binding upon the Underwriters and the Company and, to the extent provided in Section 6, any person controlling the Company or any of the Underwriters, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 6, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

         All of the obligations of the Underwriters hereunder are several and not joint.

         Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of Tennessee. Specified time of the day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

         Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Lessee and the several Underwriters in accordance with its terms.

                                 Very truly yours.

                                 JAMESON INNS, INC.


                                 By: /s/ Craig R. Kitchin
                                    --------------------------------------------
                                     Craig R. Kitchin
                                     Vice President and Chief Financial Officer


                                 JAMESON OPERATING COMPANY, LLC


                                 By: /s/ Craig R. Kitchin
                                    --------------------------------------------
                                    Craig R. Kitchin
                                    Vice President and Chief Financial Officer


Confirmed and accepted as of the date first above written:

MORGAN KEEGAN & COMPANY, INC.
CIBC OPPENHEIMER CORP.

By: Morgan Keegan & Company, Inc.

By:  /s/ Randolph C. Coley
    -------------------------------
Name:    Randolph C. Coley
     ------------------------------
Title:   Managing Director
      -----------------------------

                                   SCHEDULE A

                                                              Number of Shares
                                                               to be Purchased
                                                              ----------------
Underwriter
-----------
Morgan Keegan & Company, Inc..................................      625,000
CIBC Oppenheimer Corp. .......................................      575,000

TOTAL.........................................................    1,200,000


                                   SCHEDULE B


                             Martinsville, Virginia
                               Staunton, Virginia
                              Thomasville, Georgia
                             Ormond Beach, Florida








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